Exhibit 10.27

SIXTH AMENDMENT TO
EXCLUSIVE LICENSE AGREEMENT

This Sixth Amendment to Exclusive License Agreement (this “Sixth Amendment”) is made as of November 30, 2013 by and among Alphatec Spine, Inc., a Delaware corporation with a principal place of business at 5818 El Camino Real, Carlsbad, California 92008 ("Licensee"), and Progressive Spinal Technologies LLC (PST), a limited liability company organized under the laws of the state of Delaware, with an address at 101 E. Mill Street, Unit P, Quakertown, PA 18951 ("Licensor").

RECITALS

Reference is made to that certain Exclusive License Agreement dated December 18, 2007, as amended, between the parties to this Sixth Amendment (the “Agreement”).

The Parties desire to amend the Agreement as set forth herein.

Now, therefore, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties hereto, the Parties hereto agree as follows:

1.    AMENDMENTS

1.1    Amendment and Restatement of Section 1.20. Section 1.20 of the Agreement is hereby deleted and replaced in its entirety with the following language:
1.20    “Territory” shall mean all countries and jurisdictions of the world, excluding the United States of America; provided that the exclusion of the United States from the Territory shall only apply with respect to the sale of Licensed Products in the Territory.
1.2    Amendment and Restatement of Section 2.1. Section 2.1 of the Agreement is hereby deleted and replaced in its entirety with the following language:

2.1    License to Licensee.

2.1.1    Exclusive Grant of License. Except as provided in Subsection 2.1.2, Licensor hereby grants to Licensee, an exclusive (even as to Licensor and its Affiliates), royalty-bearing license, including the right to grant sublicenses in accordance with Subsection 2.1.3, under the Licensed Patent Rights and Licensed Technology, anywhere in the Territory: (i) to conduct

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

research and development in support of licensed uses described in clause (ii) of this Subsection, and (ii) to make, have, import, export, use, offer for sale or sell Licensed Products in the Licensed Field, subject to the terms and conditions of this Agreement.

2.1.2 Non-exclusive Grant of License. The license and rights granted in this Agreement to Licensee shall be non-exclusive in: (i) the People’s Republic of China (“China”); and (ii) Russia. Both Licensor and Licensee and their respective authorized agents and representatives shall have the right to make, have, import, export, use, offer for sale or sell products using the Technology, to conduct research and development in support of such uses, and to seek regulatory approvals for sale of products using the Technology in China and Russia. Other than subsection 2.1.1, all provisions of this Agreement shall apply to any sales or other activities of Licensee in China and Russia involving the Licensed Technology.

2.1.3 Right to Sublicense. Licensee shall have the right to grant sublicenses, subject to the terms of this Agreement, to all or any portion of its rights under the license granted pursuant to this Subsection 2.1.

1.3    Amendment and Restatement of Section 4.1.2. Section 4.1.2 of the Agreement is hereby deleted and replaced in its entirety with the following language:
4.1.2 Milestone Payments. Licensee shall pay milestone payments to Licensor (each such payment a “Milestone Payment”) as specified below no more than thirty (30) days after the corresponding event designated below, unless this Agreement has been terminated prior to such due date. No milestone payments described in this Subsection 4.1.2 shall be credited against or otherwise reduce any other amounts payable hereunder.
Event                                    Milestone Payment

Regulatory clearance to sell any Licensed Product             [***]
in China, whether by Licensor, Licensee, or an
authorized agent of either of them; provided
that the Licensee is entitled to market and sell a
Licensed Product in China following the receipt
of such regulatory clearance

1.4    Amendment and Restatement of Section 4.1.3. Section 4.1.3 of the Agreement, consisting of Subsections 4.1.3.1, 4.1.3.2 and 4.1.3.3, as added by the Fifth Amendment to the Agreement, is hereby deleted and is replaced in its entirety with the following language:

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.1.3 Royalty Payments. During the Term, Licensee shall pay to Licensor within thirty (30) days of the end of each calendar quarter, commencing with the quarter ended December 31, 2013, earned royalties of eleven and one-fourth percent (11.25%) of Net Sales during such calendar quarter. Each royalty payment shall (i) be accompanied by a report specifying: the Net Sales (including an accounting of any deductions taken in calculation of Net Sales) and (ii) state the applicable exchange rate used in conversion from any country’s foreign currency to United States Dollars (which conversion shall be determined in accordance with Subsection 4.2.2). Earned royalties described in this Subsection 4.1.3 shall only be credited against minimum royalties which would otherwise be due as contemplated by Subsection 4.1.4 and shall not be credited against or otherwise reduce any other amounts payable hereunder.

1.5    Amendment and Restatement of Section 4.1.4. Section 4.1.4 of the Agreement, consisting of Subsections 4.1.4.1, 4.1.4.2 and 4.1.4.3, as added by the Fifth Amendment to the Agreement, is hereby deleted and is replaced in its entirety with the following language:

4.1.4 Minimum Royalties.

4.1.4.1    Semi-annual payments. Effective January 1, 2014 and during the Term, Licensee shall pay Licensor minimum royalties on a semi-annual basis for the six (6)-month periods ending June 30 and December 31 in each year, in the amount and manner provided in this Subsection. For each such six (6)-month period, in the event that the sum of the earned royalties on Net Sales timely paid in accordance with Subsection 4.1.3 with respect to the two (2) calendar quarters comprising such six (6)-month period are less than the minimum royalty for such six (6)-month period, Licensee shall pay the difference between the earned royalty amount and the minimum royalty amount to Licensor, no later than sixty (60) days after the conclusion of such six (6)-month period:

Six (6)-month period                        Minimum Royalty

January 1 – June 30                            [***]
July 1 – December 31                            [***]

4.1.4.2 No credits. No minimum royalty payment described in this Subsection 4.1.4 shall be credited against or otherwise reduce any other amounts payable hereunder.

1.6    Amendment and Restatement of Section 6.1. Section 6.1of the Agreement is hereby deleted and is replaced in its entirety with the following language:

6.1    Prosecution and Maintenance of Patents.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.1.1    Non-U.S. Licensed Patent Rights. Licensee shall be responsible, at its cost, for preparing, filing and prosecuting, as agent for and in the name of Licensor, any applications for the Licensed Patent Rights outside of the United States listed on Schedule A, and for maintaining, in the name of Licensor, any patents obtained thereon. Licensee shall keep Licensor reasonably apprised as to the prosecution of each such patent application and maintenance of any patents obtained thereon. Licensee agrees to send Licensor copies of all documents and information related to each of the patent applications within thirty (30) days of filing or receipt, or in any event upon request of Licensor.

6.1.2 U.S. Patents.    Licensor shall be responsible, at its cost, for preparing, filing and prosecuting any applications for patents in the United States listed on Schedule A, and for maintaining any patents obtained thereon.

6.1.3    Abandonment by Licensor. Licensor shall have the right in its discretion to abandon or otherwise cause or allow to be forfeited, any patents or applications for non-U.S. Licensed Patent Rights shown on Schedule A (each a “Discontinued Patent”). Licensor shall give Licensee at least sixty (60) days written notice prior to abandonment or other forfeiture of any such Discontinued Patent so as to permit Licensee to exercise its rights under section 6.3.

1.7    Deletion of Section 9.2.3. Section 9.2.3 of the Agreement, as added by the Fifth Amendment, is hereby deleted in its entirety.

1.8    Amendment of Section 11.1.     The addresses for notification to Licensor and its counsel in section 11.1 of the Agreement are amended as follows:

Licensor:    Progressive Spinal Technologies LP
101 E. Mill Street, Unit P
Quakertown, PA 18951
Attn: Tom Molz

Copy to:    Eastburn and Gray P.C.
P.O. Box 1389
60 East Court Street
Doylestown, PA 18901
Attention: Grace M. Deon

2.    MISCELLANEOUS

Within five (5) business days of the effective date of this Sixth Amendment, Licensee shall make a payment of [***] to the Licensor. In the event of any conflict between the provisions of this Sixth Amendment and the Agreement, the provisions of this Sixth Amendment shall prevail. Other than as set forth in this Sixth Amendment, the remainder of the Agreement shall remain in full force and effect.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Sixth Amendment to be executed by their duly authorized representatives.

ALPHATEC SPINE, INC.                PROGRESSIVE SPINAL
TECHNOLOGIES LLC

By: /s/ William Patrick Ryan                By: /s/ Skott Greenlaugh
Name: W. Patrick Ryan                Name: Skott Greenlaugh
Title: COO and President, International        Title: President

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.